Exhibit 99.1

Chicago Atlantic Real Estate Finance, Inc. Announces Second-Lien Financing of Thirty-Two Cannabis Retail Properties

Issued 4,306,754 common shares at price of $14.53 per share in exchange for approximately
$62,500,000 of second lien notes secured by thirty-two retail properties.

CHICAGO – (July 13, 2026) Chicago Atlantic Real Estate Finance, Inc. (NASDAQ: REFI; “Chicago Atlantic”, the “Company” or “REFI”), a commercial mortgage real estate investment trust, today announced, it completed the financing (the “Transaction”) of second-lien notes secured by retail properties managed by Koach Properties Manager LLC (together with its affiliates, “Koach”).

Koach issued to REFI second lien notes (the “Notes”) with an aggregate principal balance of approximately $62,500,000, in exchange for 4,306,754 common shares of REFI issued valued at a price of $14.53 per share. The Notes bear a cash interest rate of 10.0% per annum, and an incremental PIK interest rate of 2.0% per annum. The Notes also provide for an exit fee of 2.5 times the commitment amount of each Note. The Notes have an aggregate weighted average time to maturity of approximately 12 years. The Notes are secured on a second-lien basis by the retail properties that are leased to a portfolio of leading cannabis operators.

The Notes provide REFI with exposure to a portfolio of retail properties that the Company believes are leased at attractive capitalization rates relative to broader retail markets. REFI expects to benefit from Koach’s continued execution of its strategy of acquiring and stabilizing retail properties, managing its portfolio, and opportunistically disposing of properties over time. The Company believes that potential changes in the regulatory environment for cannabis, together with broader market developments, could over time support capitalization rate compression, a broader universe of potential property owners, and increased availability of debt financing for cannabis-leased retail real estate. Koach and Chicago Atlantic expect to continue to collaborate in the origination, development and financing of retail properties.

Peter Sack, Co-Chief Executive Officer of REFI states, “We are pleased to support Koach’s financing. The Transaction offers REFI the opportunity to support a leading portfolio of retail assets and cannabis tenants, particularly to the extent regulatory changes in cannabis markets are expected to lead to compression of capitalization rates on retail properties leased to cannabis operators.”

About Chicago Atlantic Real Estate Finance, Inc.

Chicago Atlantic Real Estate Finance, Inc. (NASDAQ: REFI) is a market-leading commercial mortgage REIT utilizing significant real estate, credit and cannabis expertise to originate senior secured loans primarily to state-licensed cannabis operators in limited-license states in the United States. REFI is managed by Chicago Atlantic REIT Manager, LLC, an investment manager focused on the cannabis industry and other niche or underfollowed sectors. Please visit https://www.refi.reit/.

About Koach Capital

Koach Capital is a leading owner, developer, financier, and lessor of cannabis retail real estate across the United States. Through innovative sale-leaseback financing, the firm provides cannabis operators with a critical source of non-dilutive growth capital while acquiring high-quality retail assets. Since its founding in 2019, Koach Capital has developed and financed dozens of properties leased to many of the nation’s premier cannabis retailers. For more information, visit https://koachcap.com/

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements can be identified by terms such as “may”, “will”, “expect”, “intend”, “target”, “believe”, and similar expressions. These statements are based on REFI’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including changes in market conditions, interest rates, borrower performance, real estate valuation, regulatory developments, the regulatory status of cannabis at the federal and state levels, restrictions on banking and capital markets activity affecting cannabis businesses, and the other risks described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Actual results may differ materially, including the possibility of loss of invested capital. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), or in a transaction exempt from the registration requirements of the Securities Act.

Additional Information and Where to Find It

This communication relates to the proposed merger (the “Merger”) of REFI with and into Chicago Atlantic BDC, Inc. (“LIEN”), along with related proposals for which stockholder approval will be sought, pursuant to the Agreement and Plan of Merger, dated as of June 17, 2026 (the “Merger Agreement”) by and between LIEN and REFI. The Merger Agreement was unanimously approved by the Boards of Directors of both LIEN and REFI, each acting on the unanimous recommendation of its special committee of independent directors (each, a “Special Committee”). In connection with the proposals, LIEN intends to file relevant materials with the SEC, including a registration statement on Form N-14, which will include a joint proxy statement of LIEN and REFI and a prospectus of LIEN (the “Proxy Statement/Prospectus”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF LIEN AND REFI ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LIEN, REFI, THE MERGER AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, or from each company’s investor relations website at www.investors.chicagoatlanticbdc.com (LIEN) and www.investors.refi.reit (REFI), or by directing a request to LIEN@chicagoatlantic.com (LIEN) or IR@REFI.reit (REFI).

Participants in the Solicitation

LIEN, REFI and their respective directors and executive officers, Chicago Atlantic BDC Adviser, LLC, the external investment adviser to LIEN (the “LIEN Adviser”), and Chicago Atlantic REIT Manager, LLC, the external manager of REFI (the “Company Manager”), and their respective directors, officers, members, managers, partners, employees and affiliates, and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of LIEN and REFI in connection with the Merger and the related proposals. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of LIEN and REFI in connection with the Merger and the related proposals, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available. Additional information regarding the ownership of LIEN and REFI securities by their respective directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. Information about the directors and executive officers of LIEN set forth in LIEN’s proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 30, 2026, and in LIEN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026. Information about the directors and executive officers of REFI set forth in REFI’s proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 23, 2026, and in REFI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026. Each of these documents is available free of charge at the SEC’s website, www.sec.gov, or from LIEN’s or REFI’s investor relations website, as applicable.

Contact:

Tripp Sullivan, Lisa Kampf

SCR Partners

IR@REFI.reit

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